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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 24, 1999 and March 20, 1998 included in the Form 10-K reports of Dynegy Holding Inc. (formerly Dynegy Inc. or NGC Corporation, as applicable) for the years ended December 31, 1998 and December 31, 1997, respectively, and to all references to our Firm included in this registration statement.





                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                             ARTHUR ANDERSEN LLP

Houston, Texas
February 1, 2000